Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-190714) pertaining to the Clougherty Packing, LLC 401(k) Plan of Clougherty Packing, LLC, a wholly owned subsidiary of Hormel Foods Corporation, of our report dated April 25, 2014, with respect to the financial statements of the Clougherty Packing, LLC 401(k) Plan included in this Annual Report (Form 11-K) for the period from January 1, 2013 to October 27, 2013.

/s/ Weinberg & Company, P.A.

Los Angeles, California
April 24, 2015